SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            Current Report
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            August 7, 2001

           Date of Report (date of earliest event reported)



                   Visual Bible International, Inc.

        (Exact Name of Registrant as Specified in its Charter)


Florida                  000-26037                 65-1030068

(State or Other     (Commission File Number)     (IRS Employer
Jurisdiction of                                  Identification
Incorporation                                    Number)


    5100 Town Center Circle, Suite 330, Boca Raton, Florida 33486

     (Address of Principal Executive Offices, Including Zip Code)



                            (561) 697-0471

         (Registrant's Telephone Number, Including Area Code)

Item 1.  CHANGES IN CONTROL OF REGISTRANT.  Not Applicable.

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS.  Not Applicable.

Item 3. BANKRUPTCY OR RECEIVERSHIP.  Not Applicable.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  Not Applicable.

Item 5.  OTHER EVENTS.

        (a) On August 1, 2001 we appointed Doug J. McKenzie as our chief executive officer.

        (b) This report may include "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 ("Forward Looking Statements"). Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be Forward Looking Statements. Forward Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Although we believe that the expectations reflected in such Forward Looking Statements are reasonable, we can give no assurance that such expectations will prove to have been correct.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.  Not Applicable

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

        (a)     Financial Statements of Business Acquired.  Not
Applicable.

        (b)     Pro Forma Financial Information.  Not Applicable.

        (c)     Exhibits.  The following exhibits are filed herewith.



Exhibit     Description                                         Location
Number

EX-99       Press Release Announcing the Appointment of Doug    Filed electronically herewith
            J. McKenzie


Item 8. CHANGE IN FISCAL YEAR.  Not Applicable.

Item 9. REGULATION FD DISCLOSURE.  Not Applicable.


                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                                Visual Bible International, Inc.



August 7, 2001                  By: /s/ Daniel W. Johnson
                                Daniel W. Johnson, President